Exhibit 10.1

DIGITAS INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUMMARY AND PROSPECTUS

This document constitutes part of a Prospectus dated June 1, 2005 covering securities and interests in the

Digitas Inc. Employee Stock Purchase Plan that have been registered under the Securities Act of 1933.

(i)

DIGITAS INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUMMARY AND PROSPECTUS

1. INTRODUCTION

This document summarizes the provisions of the Digitas Inc. 2005 Employee Stock Purchase Plan (the “Plan”) and is part of a Prospectus covering securities and interests in the Plan that have been registered under the Securities Act of 1933. (A “prospectus” is a legal document that describes the terms of a stock offering.) The date of this Prospectus is June 2, 2005.

This document contains important information and you should take the time to read it thoroughly. You should keep a copy of this Summary and Prospectus to answer questions you may have in the future about the Plan.

This Summary and Prospectus is provided for your convenience and is not intended to explain every detail of the Plan. In the event that this document conflicts with the Plan, the Plan will control. The terms “you” and “your” refer only to employees who are eligible to participate in the Plan and to Plan participants. The term “Company” refers to Digitas Inc.

2. WHAT DOES THE PLAN DO?

The Plan gives eligible employees of the Company and certain subsidiaries of the Company an opportunity to purchase Common Stock of the Company at a price that is below the market price. Eligible employees may purchase Common Stock through post-tax payroll deductions, up to a maximum of 10% of Compensation per pay period. The Company will pay all costs of administering and carrying out the Plan.

It is important to understand that prices of the shares of Common Stock can fluctuate. If the Company experiences growth in profitability, that we are all working toward, then the Common Stock may increase in value. However, there can be various factors that can affect the value of the Common Stock and a decline in value is always possible. As with any stock, the value of the Common Stock can go up or down depending on market conditions. Participation in the Plan is completely voluntary, and only you can decide for yourself if it is right for you.

3. WHEN DOES THE PLAN BEGIN AND END?

The Plan was adopted by the Board of Directors and approved by the shareholders of the Company on February 22, 2005. The first offering period under the Plan begins on July 1, 2005. The Board of Directors of the Company may terminate the Plan at any time.

4. WHO ADMINISTERS THE PLAN?

The Board of Directors of the Company appoints the person or persons who have the authority to administer the Plan as its Administrator. The Administrator serves as long as the Board of Directors desires, and may be removed by the Board of Directors at any time. The current Administrator is indicated in the Appendix.

The Administrator has the authority to make rules and regulations for the administration of the Plan in its sole discretion, and its decisions about the administration of the Plan are final and conclusive. If you have any questions about the administration of the Plan or the Administrator, you should contact the Human Resources Department of the Company at 800 Boylston Street, Boston, Massachusetts 02199. The telephone number at this location is (617) 867-1000.

5. WHAT KIND OF STOCK WILL BE OFFERED UNDER THE PLAN?

1,500,000 shares of Common Stock of the Company have been reserved by the Company to be issued under the Plan. The number of shares of Common Stock may be adjusted, as described in question and answer 27. The Common Stock is traded on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System under the ticker symbol “DTAS.”

The Common Stock to be issued under the Plan may be from:

•	Authorized but unissued Common Stock;

•	Common Stock held in the Treasury of the Company; or

•	From any other proper source.

6. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

You are eligible to participate in the Plan on a voluntary basis if you are, on the first day of any offering period:

•	An employee of the Company or a Designated Subsidiary; and

•	Customarily employed for more than 20 hours per week.

The Designated Subsidiaries are listed on the Appendix. The Board of Directors designates, from time to time, the Designated Subsidiaries whose employees are eligible to participate in the Plan.

7. WHAT IS AN OFFERING PERIOD?

An “offering period” is a calendar quarter during which you can set aside funds through payroll deduction. On the last business day of each calendar quarter, the amounts you have set aside are used to purchase shares of Common Stock. The first offering period begins on July 1, 2005 and ends on September 30, 2005. Otherwise, offering periods begin on the first business day on or following each January 1, April 1, July 1 and October 1 and end on the last business day of March, June, September and December, respectively.

8. HOW DO I JOIN THE PLAN?

If you satisfy the eligibility requirements discussed above and want to join the Plan, you should submit an enrollment form to the Human Resources Department, specifying the whole percentage (up to 10%) of your compensation you want deducted from your paycheck each pay period. The amount you elect to contribute will be recorded in a separate bookkeeping account for you for the purpose of purchasing Common Stock at the end of each offering period in which you have chosen to participate. You must submit your completed form at least one week (or by any other deadline established by the Administrator) before the first day of the offering period in which you wish to participate.

Unless you file a new enrollment form or withdraw from the Plan, your deductions and purchases will continue at the same percentage of your compensation per pay period for each future offering period, provided you remain eligible to participate in the Plan.

9. HOW DO I PURCHASE SHARES?

On the first day of each offering period, the Company will grant you an option to purchase shares of Common Stock at the Option Price for that offering period. The Option Price will be 85% of the closing price of the Common Stock on the NASDAQ on the last business day of that offering period.

However, you will not be granted an option under the Plan if you would be treated under certain provisions of the Internal Revenue Code as owning stock possessing 5% or more of the total combined voting power or value of the stock of the Company or any parent or subsidiary, immediately after the option is granted. In addition, you will not be granted an option that permits your rights to purchase Common Stock under the Plan (and under any other employee stock purchase plan of the Company and its parents and subsidiaries) to accrue at a rate that exceeds $25,000 of the fair market value of such Common Stock (determined on the option grant date or dates) for each calendar year in which the option is outstanding at any time.

The maximum number of shares of Common Stock that you may purchase each offering period may be changed from time to time. The specific number of whole shares of Common Stock that you may purchase in an offering period is calculated by dividing your total payroll deductions under the Plan for that offering period by the Option Price.

If you continue to be employed on the last business day of the offering period in which you have chosen and have continued to participate, you will be deemed to have exercised your option on that day and the amount of your payroll deductions during that offering period will be used to purchase whole shares of Common Stock at the Option Price directly from the Company.

At the end of each offering period, any unused payroll deductions remaining solely by reason of your inability to purchase a fractional share will be carried forward to the next offering period. Any other unused payroll deductions will be promptly refunded to you.

Example A:

John elects to join the Plan and participate in the offering period beginning on July 1, 2005. His projected base compensation for the offering period is $10,000.00, and John elects to contribute 5% of his base compensation for the offering period, that amounts to $500.00.

Let’s assume that the closing price of the Common Stock is $12.00 on September 30, 2005, the last business day of the offering period.

The Option Price will be 85% of the closing price on September 30, 2005. Therefore, the Option Price is 85% of $12, or $10.20. John has had $500.00 deducted from his pay in the offering period, so, dividing $500.00 by the $10.20 Option Price, John will buy 49 shares. Forty-nine shares will cost $499.80, and John’s account will carry $.20 over into the next offering period.

10. WHAT IS MY COMPENSATION?

Your compensation is your base pay prior to 401(k) contributions or cafeteria plan or qualified transportation deductions, and excluding overtime, commissions and incentive or bonus awards, fringe benefits allowances and reimbursement for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

11. IS THERE A MAXIMUM OR MINIMUM INVESTMENT REQUIRED IN ORDER TO PARTICIPATE IN THE PLAN?

You may authorize payroll deductions in one percent increments from a minimum of 1% up to a maximum of 10% of your Compensation for each pay period.

12. CAN I CHANGE THE AMOUNT OF MY PAYROLL DEDUCTION?

During an offering period, you may not increase or decrease your payroll deduction (except by withdrawing from the Plan). However, you may either increase or decrease your payroll deduction for the next offering period (within the above limits) by filing a new enrollment form at least one week before the first day of the next offering period (or by any other deadline established by the Administrator). All forms must be submitted to the Human Resources Department. Unless you file a new form, your payroll deduction will continue at the same amount of Compensation for each successive offering period.

13. ARE MY PAYROLL DEDUCTIONS MADE ON A PRE-TAX BASIS?

No. Your payroll deductions are made on an after-tax basis. The Company will withhold taxes with respect to such amounts.

14. CAN I WITHDRAW FROM THE PLAN?

You can discontinue your payroll deductions and withdraw your contributions at any time before the last business day of any offering period by submitting a written withdrawal form to the Human Resources Department. The entire balance of your contributions will be promptly refunded to you. Upon withdrawal, your enrollment will be canceled and no further payroll deductions will be made for the remainder of the offering period or any subsequent offering period. To rejoin the Plan, you must submit a new enrollment form to the Human Resources Department at least one week before the next offering period in which you wish to participate (or by any other deadline established by the Administrator).

15. WHAT IF I WISH TO DO A PARTIAL WITHDRAWAL?

The Plan does not permit partial withdrawal of your contributions.

16. IS THERE ANY INTEREST CREDITED TO MY CONTRIBUTIONS DURING THE OFFERING PERIOD?

No interest is credited to your contributions during the offering period.

17. HOW WILL I KNOW THE AMOUNT CREDITED TO MY ACCOUNT AND THE NUMBER OF SHARES PURCHASED ON MY BEHALF?

The Company will maintain a separate bookkeeping account for you. As soon as practicable after the end of each offering period, the Company will issue you a statement showing the total amount of your payroll deductions and the total number of shares of Common Stock purchased by you under the Plan for the offering period.

18. WHAT HAPPENS IF I LEAVE THE COMPANY?

Your rights to purchase Common Stock under the Plan will terminate when you cease to be an employee of the Company or a Designated Subsidiary because of any reason, including your retirement, resignation, lay-off, discharge, transfer to a subsidiary other than a Designated Subsidiary, death, or change of status. The balance in your account will be paid to you or, in the case of your death, to your designated beneficiary.

You will be deemed to have terminated employment if you are an employee of a Designated Subsidiary and the Designated Subsidiary ceases to be a Designated Subsidiary or a subsidiary of the Company, or if you are transferred to any corporation other than the Company or a Designated Subsidiary or if you cease to be customarily employed for more than 20 hours per week.

19. MAY I TRANSFER OR ASSIGN MY RIGHTS UNDER THE PLAN?

No. Any option granted to you may only be exercised by you and may not be assigned or transferred to anyone else, except by your will or the laws of inheritance following your death.

There is no provision under the Plan, or pursuant to any contract in connection with the Plan, that would permit any person to create a lien on your payroll deduction account.

You will be treated as a general creditor of the Company at all times with respect to any contributions you make under this Plan.

20. HOW WILL SHARES OF COMMON STOCK BE REGISTERED?

Shares of Common Stock purchased through the Plan will be registered in your name, unless you specify on your enrollment form that the shares of Common Stock are to be registered in your name and in the name of another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by you to be your nominee for this purpose.

21. WHAT HAPPENS IF THE PLAN RUNS OUT OF STOCK?

If the remaining shares of Common Stock reserved to be issued under the Plan are insufficient to satisfy all purchase requirements at the end of an offering period, the available shares will be divided up among all participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock at the end of the offering period.

22. WHEN CAN I SELL MY COMMON STOCK?

You can generally sell your Common Stock at any time after you purchase it, subject to the limitations explained in question and answer 23. However, the federal securities laws prohibit trading by any person, including any employee, who has material non-public information about the Company.

In all cases, if you sell any Common Stock within two years of the first day of the offering period in which you purchased Common Stock, you must notify the Company of the sale.

23. ARE THERE ANY LIMITATIONS ON SELLING THE COMMON STOCK THAT I RECEIVE UNDER THE PLAN?

If you are an “affiliate” of the Company, as defined in Rule 405 of the Securities Act of 1933, or a “Section 16 insider,” as defined in Section 16 of the Securities Exchange Act of 1934, your ability to transfer shares of Common Stock may be restricted. Only a few members of top management are affiliates or Section 16 insiders. The Company will notify you if you are or become an affiliate or Section 16 insider and will provide you with further information on the applicable restrictions, such as special notice requirements, limitations on the number of shares of Common Stock you can sell and the short-swing profit rules of Section 16.

You should also be aware that the “insider information” provisions of the federal securities laws impose further restrictions on resales of Common Stock by any employee, whether or not the employee is an affiliate, an officer or a director of the Company or any of its subsidiaries.

24. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO ME IF I SELL THE SHARES?

The following summary applies only to United States employees who are not subject to any foreign tax laws. It describes only the basic federal tax rules applicable to employees who sell Common Stock purchased under the Plan. Special rules may apply in particular situations, and state and local taxes may also apply. You should consult a competent tax advisor about your particular circumstances.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. Qualification as an employee stock purchase plan means that you will not be taxed at the federal level when the Company grants you an option at the beginning of an offering period or when you exercise your option on the last day of any offering period and purchase Common Stock. Federal income tax may have to be paid, however, when you sell the Common Stock, as follows:

(1) If you sell Common Stock acquired under the Plan more than two years after the first day of the offering period in which you purchased the Common Stock, you will have no taxable income if the proceeds of the sale are equal to or less than the price paid for the Common Stock. If the proceeds of the sale are higher than the purchase price, you will recognize ordinary income for the year in which the sale occurs equal to the lesser of items (a) and (b) below:

(a)	15% of the fair market value of the Common Stock on the first day of the offering period in which the shares were purchased; or

(b)	the excess of the amount actually received upon the sale of the Common Stock over the amount paid.

In addition, you may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and your basis in the Common Stock (that is, your purchase price plus the amount taxed to you as ordinary income).

(2) If you sell Common Stock acquired under the Plan two years or less after the first day of the offering period in which you purchased the Common Stock, you will recognize ordinary income equal to 15% of the fair market value of the Common Stock on the last day of the offering period in which the Common Stock was purchased. This amount is reportable as ordinary income, even if no profit was realized on the sale of the Common Stock or the Common Stock was sold at a loss.

In addition, you may recognize long-term or short-term capital gain or loss (depending on whether you have held the shares for more than twelve months) in an amount equal to the difference between the proceeds of the sale and your basis in the Common Stock. The amount reportable as ordinary income will generally be allowed as a tax deduction to your employer.

Example A:

On July 1, 2005, John receives an option to buy shares of Common Stock. Let’s assume that the closing price of the Common Stock on that date is $7. On September 30, 2005, when the closing price of the Common Stock is $9, John purchases 65 shares for $497.25, at the Option Price of $7.65 (i.e., 85% of $9).

Sale after the two-year holding period

On July 10, 2007, John sells the 65 shares for $15 per share for a total of $975. John is required to report $68.25, (65 shares x ($7 x 15%)) as ordinary income and $409.50, ($975.00 - ($497.25 + $68.25)) as long-term capital gain.

Sale during the two-year holding period

If John sells the shares before July 2, 2007 for $15 per share, he is required to report $87.75, (65 shares x ($9 X .15)) as ordinary income and $390.00, ($975.00 - ($497.25 + $87.75)) as either short-term or long-term capital gain.

Example B:

Let’s use the same facts as in Example A, but let’s assume that John sells the shares of Common Stock at a loss.

Sale after the two-year holding period

On July 10, 2007, John sells the 65 shares for $6 per share for a total of $390. John has no ordinary income and reports $107.25 ($497.25 - $390.00) as long-term capital loss.

Sale during the two-year holding period

If John sells the shares before April 2, 2007 for $6 per share, he is required to report $87.75 (65 shares x ($9 X .15) as ordinary income and $195.00 (($497.25 + $87.75) - $390.00)) as either short-term or long-term capital loss.

25. WHICH LAWS ARE APPLICABLE TO THE PLAN?

The Plan is governed by Delaware law, except to the extent such law is preempted by federal law.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

26. CAN THE PLAN BE AMENDED OR TERMINATED?

Yes. The Board of Directors may amend the Plan at any time. However, the Board of Directors cannot amend the Plan to increase the number of shares of Common Stock that may be issued under the Plan or to change the Plan in certain other ways, unless it has shareholder approval.

The Board of Directors may terminate the Plan at any time. If the Plan is terminated, all amounts in your account will be promptly refunded to you.

27. WHAT HAPPENS IF THERE IS A CHANGE IN THE CAPITALIZATION OF THE COMPANY?

If there is a change in the Company’s capital structure, such as the subdivision of outstanding shares of Common Stock or the payment of a dividend in Common Stock, the number of shares of Common Stock approved for issuance under the Plan or any share limitations applicable to the Plan will be adjusted appropriately by the Administrator. The Administrator or the Board of Directors may make any other adjustments in its sole discretion to properly reflect the event. In the event of a merger, liquidation or similar event affecting the Company, the Administrator, in its sole discretion, may take any actions with respect to the Plan that it deems equitable in the circumstances.

28. WHAT ELSE DO I NEED TO KNOW?

Digitas Inc. is a corporation organized and existing under the laws of Delaware and currently maintains its principal executive offices at 800 Boylston St., Boston, Massachusetts 02199. The telephone number at this location is (617) 867-1000. You may contact the Company at this address, attention Human Resources Department, for further information concerning the Plan and its administration.

A copy of the Company’s most recent Annual Report to stockholders has been provided to each Plan participant, and additional copies will be provided, without charge, to each participant upon written or oral request to the Administrator at the address provided above.

In addition, any person receiving a copy of this Summary and Prospectus may obtain a copy of any of the documents listed below, without charge, upon written or oral request to the Administrator at the above address. These documents are incorporated by reference in this Summary and Prospectus:

•	the Company’s latest Annual Report on Form 10-K;

•	the Company’s Quarterly Reports for the current fiscal year;

•	any other documents that Rule 428(b) of the Securities Act requires to be delivered to participants; and

•	the description of the Common Stock of the Company set forth in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Securities and Exchange Act of 1934.

Each Plan participant will receive a copy of all reports, proxy statements and other communications distributed to the Company’s stockholders, unless he or she otherwise receives those materials.

DIGITAS INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUMMARY AND PROSPECTUS

APPENDIX

WHO ADMINISTERS THE PLAN? (Question 4)

The current Administrator of the Plan is the Compensation Committee of the Board of Directors of the Company.

WHICH COMPANIES ARE DESIGNATED SUBSIDIARIES? (Question 6)

As of June 1, 2005, the Designated Subsidiaries are:

Bronner, Slosberg & Humphrey, Inc.

Modem Media Inc. (Delaware)

Modem Media Inc. (California)